As filed with the Securities and Exchange Commission on October 29, 2010

Registration  No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Delaware	Presstek, Inc.	02-0415170
(State or other jurisdiction of incorporation or organization)	(Exact name of registrant as specified in its charter)	(I.R.S. Employer Identification No.)

10 Glenville Street,
Greenwich, Connecticut 06831
203-769-8056
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James R. Van Horn, Esq.
Vice President and General Counsel
Presstek, Inc.
10 Glenville Street,
Greenwich, Connecticut 06831
203-769-8056
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
David A. Cifrino, P.C.
McDermott Will & Emery LLP
28 State Street
Boston, Massachusetts 02109-1775
617-535-4034

Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to registered additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed Maximum Offering Price Per Unit (3)(4)	Proposed Maximum Aggregate Offering Price (2)(3)(4)(5)	Amount of Registration Fee (4)
Debt Securities, Preferred Stock, $.01 par value Common Stock, $.01 par value Depositary Shares representing Preferred Stock (6), Warrants (7), Rights, Stock Purchase Contracts, Stock Purchase Units Total (8)	$30,000,000	100%	$30,000,000	$2,139.00

(1)   These securities may be sold separately, together or as units with other securities registered hereby.
(2)   This registration statement relates to such indeterminate number or amount of debt securities, warrants, rights, stock purchase contracts, stock purchase units, shares of preferred stock, depositary shares and shares of common stock of the registrant as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as the Euro). In no event will the maximum aggregate offering price of all securities issued, including debt securities issued with original issue discount, pursuant to this registration statement exceed $30,000,000.
(3)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)  Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of the securities registered, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price of the securities registered. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for common stock or debt securities that are issued upon conversion or exchange of the securities registered hereunder.
(5) Exclusive of accrued interest, distributions and dividends, if any.
(6)  Represents depositary shares, evidenced by depositary receipts, issued pursuant to a deposit agreement. In the event the registrant issues fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to purchasers of such fractional interests, and such shares of preferred stock will be issued to a depositary under the terms of a deposit agreement.
(7)   Includes warrants to purchase preferred stock, depositary shares and common stock.
(8)   This registration statement also registers such indeterminate amounts of securities as may be issued upon conversion of, or in exchange for, the securities registered and pursuant to Rule 416(a) under the Securities Act, such indeterminable number of shares as may be issued from time to time upon conversion or exchange as a result of stock splits, stock dividends or similar transactions.
________________________________________

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 29, 2010

PROSPECTUS

$30,000,000
Debt Securities, Preferred Stock, Depositary Shares Representing Preferred Stock,
Common Stock, Warrants, Rights, Stock Purchase Contracts, Stock Purchase Units
__________________________

We may sell from time to time:

•	our debt securities,

•	shares of our preferred stock, which may be represented by depositary shares,

•	shares of our common stock,

•	warrants,

•	rights,

•	stock purchase contracts,

•	stock purchase units, or

•	any combination of the foregoing.

We will provide specific terms of the securities which we may offer in supplements to this prospectus or a term sheet.

You should read this prospectus and any prospectus supplement or term sheet carefully before you invest. Securities may be sold for U.S. dollars, foreign currency or currency units.

Our common stock is listed on the NASDAQ Global Market under the symbol “PRST”.  The applicable prospectus supplement or term sheet will contain information, where applicable, regarding the listing of the securities covered by such prospectus supplement.

Investing in our securities involves certain risks. See “Risk Factors” on page 1 of this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus or a term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or term sheet together with the additional information described under the heading “Where You Can Find More Information,” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy reports, statements or other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C.  20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

As noted above, we have filed with the SEC a registration statement on Form S-3 to register the securities. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC’s website.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to certain of those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities:

•	Annual Report on Form 10-K for the fiscal year ended January 2, 2010 filed on March 24, 2010;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended April 3, 2010 and July 3,2010;

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Current Reports on Form 8-K filed on March 10, 2010 (Items 1.01, 1.02 and 2.03 only); May 6, 2010; June 7, 2010; August 4, 2010 (Item 5.02 only) and October 4, 2010 (as amended by Form 8-K/A filed October 6, 2010); and

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The description of our common stock, par value $0.01 per share, contained in the section entitled “Description of Registrant’s Securities to be Registered,” contained in the Registrant’s registration statement on Form 8-A, filed with the Commission on March 22, 1989, including any amendment or report filed for the purpose of updating the description of our common stock.

You may request a copy of these filings, except exhibits to such documents unless those exhibits are specifically incorporated by reference into this prospectus, at no cost, by writing or telephoning us at: Presstek, Inc., Attention: James R. Van Horn, Secretary, Presstek, Inc. 10 Glenville Street, Greenwich, Connecticut 06831; Telephone: 203-769-8056.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or term sheet. We have not authorized anyone else to provide you with different or additional

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information. You should not assume that the information in this prospectus or any prospectus supplement or term sheet is accurate as of any date other than the date on the front of those documents.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement or term sheet, and the documents we have incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those set forth in, or implied by, our forward-looking statements. All statements other than statements of historical facts included in this prospectus and elsewhere regarding our business strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements. These forward-looking statements are identifiable by our use of such words as “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date on which we make them. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause our actual results to differ materially from our expectations, or “cautionary statements,” are disclosed in this prospectus, any prospectus supplement or term sheet and the documents incorporated by reference, including the “Risk Factors” section included in our filings with the SEC. The cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PRESSTEK, INC.

The Company is a leading manufacturer and marketer of environmentally-friendly digital-based offset printing solutions. These products are engineered to provide a streamlined workflow that shortens the print cycle time, reduces overall production costs, and meets the market’s increasing demand for fast turnaround high-quality color printing.   Our products include DI® digital offset presses, computer-to-plate (“CTP”) systems, workflow solutions, chemistry-free printing plates, no preheat thermal CTP plates and a complete line of prepress and press room consumables. We also offer a range of technical services for our customers.

Presstek, Inc. and its subsidiaries (collectively, “Presstek,” “we,” “us,” “our,” or the “Company”) maintain principal executive offices at 10 Glenville Street, Greenwich, Connecticut 06831.  Presstek was organized as a Delaware corporation in 1987.  The Company’s website is located at www.presstek.com.  Information in, or accessible through, our website is not a part of, and is not incorporated into this prospectus.

RISK FACTORS

Investing in our securities involves certain risks. You are urged to read and consider risk factors relating to an investment in our securities as described from time to time in our Annual Reports on Form 10-K, as may be updated from time to time in our Quarterly Reports on Form 10-Q filed with the SEC, each as incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

USE OF PROCEEDS

Except as we may otherwise set forth in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including, but not limited to, repayment or refinancing of indebtedness, working capital, capital expenditures and acquisitions. Pending the application of the proceeds, we will invest the proceeds in certificates of deposit, U.S. government securities or other interest bearing securities.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock since our initial public offering in 1989. We currently intend to retain all of our earnings to finance the development and expansion of our business.  In addition, the terms of our current bank credit facility restrict the payment of cash dividends on our common stock. Any indentures for debt securities issued in the future, the terms of any preferred stock issued in the future and any credit agreements entered into in the future may also restrict or prohibit the payment of cash dividends on our common stock.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. For the purpose of calculating the ratio of earnings to fixed charges, “earnings” represent income (loss) from continuing operations before income taxes plus fixed charges. “Fixed charges” consist of interest expense, amortization of debt issuance costs and estimated interest within rental expense.

	For the Six Months Ended July 3,	For the Six Months Ended July 4,	For the Fiscal Year Ended January 2,	For the Fiscal Year Ended January 3,	For the Fiscal Year Ended December 29,	For the Fiscal Year Ended December 30,	For the Fiscal Year Ended December 31,
	2010	2009	2010	2009	2007	2006	2005

Ratio of Earnings to Fixed Charges	(2.40)	(48.48)	(17.64)	4.71	(4.03)	3.00	4.99
Deficiency Amount (in thousands)	$2,878	$24,345	$32,775	-	$14,244	-	-

RATIO OF ADJUSTED EBITDA TO FIXED CHARGES

The following table sets forth our historical ratio of Adjusted EBITDA to fixed charges for the periods indicated.   “Adjusted EBITDA” is a non-GAAP financial measure which Presstek's management believes provides meaningful supplemental information regarding Presstek's past financial performance and prospects for the future.  For the purpose of calculating the ratio of Adjusted EBITDA to fixed charges, “Adjusted EBITDA” represents earnings before interest, taxes, depreciation, amortization, stock based compensation, restructuring and other non-recurring charges (credits). “Fixed charges” consist of interest expense, amortization of debt issuance costs and estimated interest within rental expense.

	For the Six Months Ended July 3,	For the Six Months Ended July 4,	For the Fiscal Year Ended January 2,	For the Fiscal Year Ended January 3,	For the Fiscal Year Ended December 29,	For the Fiscal Year Ended December 30,	For the Fiscal Year Ended December 31,
	2010	2009	2010	2009	2007	2006	2005

Ratio of Adjusted EBITDA to Fixed Charges	2.79	(2.74)	(0.57)	10.61	6.00	9.51	8.04
Deficiency Amount (in thousands)	-	$1,838	$2,765	-	-	-	-

The following table represents a reconciliation of GAAP amounts (“Net Income (Loss) from Continuing Operations”) to Non-GAAP amounts (“Adjusted EBITDA”) for the periods indicated (in thousands of dollars).

	For the Six Months Ended July 3,	For the Six Months Ended July 4,	For the Fiscal Year Ended January 2,	For the Fiscal Year Ended January 3,	For the Fiscal Year Ended December 29,	For the Fiscal Year Ended December 30,	For the Fiscal Year Ended December 31,
	2010	2009	2010	2009	2007	2006	2005

Net Income (Loss) from Continuing Operations	($2,389)	($40,975)	($49,109)	$ 3,130	($10,355)	$14,216	$ 9,407
Add Back:
Interest expense, net	551	166	1,116	835	2,052	1,403	1,443
Provision (benefit) for income taxes	(489)	16,630	16,334	2,780	(3,889)	(9,891)	2,727
Depreciation and amortization	2,560	2,341	4,733	5,603	7,732	8,289	8,374
Impairment and other non-cash charges	0	19,114	21,938	0	14,068	0	0
Non-cash portion of equity compensation	1,787	962	1,702	1,803	3,989	374	148
Restructuring and other charges	49	122	1,684	2,108	2,714	5,481	874
Adjusted EBITDA	$2,069	($ 1,640)	($ 1,602)	$16,259	$16,311	$19,872	$22,973

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities under this prospectus, any of which may be issued as convertible or exchangeable debt securities. The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement or term sheet may relate. We will set forth the particular terms of the debt securities we offer in a prospectus supplement or term sheet. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement or term sheet. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement or term sheet regarding any particular issuance of debt securities.  If there are differences between the applicable prospectus supplement or term sheet and this prospectus, the prospectus supplement or term sheet will control.

The debt securities will represent our unsecured general obligations, unless otherwise provided in the prospectus supplement or term sheet.

The debt securities will be issued under an indenture that will be entered into with the trustee. The indenture will be subject to, and governed by, the Trust Indenture Act of 1939.

Except to the extent described in a prospectus supplement or term sheet, the indenture will not contain any covenants or restrictions that afford holders of the debt securities special protection in the event of a change of control or highly leveraged transaction.

General

The indenture will not limit the aggregate principal amount of debt securities which may be issued under it and provides that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the aggregate principal amount that we may authorize from time to time. The particular terms of the debt securities offered pursuant to any prospectus supplement or term sheet will be described in the prospectus supplement or term sheet. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series.

Unless otherwise provided in the prospectus supplement or term sheet, debt securities may be presented for registration of transfer and exchange and for payment or, if applicable, for conversion or exchange at the office of the trustee.

The applicable prospectus supplement or term sheet will describe the following terms of any debt securities in respect of which this prospectus is being delivered (to the extent applicable to the debt securities):

(1)           the title and designation of the debt securities of the series, and whether the debt securities are senior debt securities, senior subordinated debt securities or subordinated debt securities and, if senior subordinated or subordinated debt securities, the specific subordination provisions applicable thereto;

(2)           the total principal amount of the debt securities of the series and any limit on the total principal amount;

(3)           the price at which we will issue the debt securities of the series;

(4)           the terms, if any, by which holders may convert the debt securities of the series into or for our common stock or other of our securities or property;

(5)           if the debt securities of the series are convertible, any limitations on the ownership or transferability of the securities or property into which holders may convert the debt securities;

(6)           the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities of the series and the amount of principal we will be obligated to pay;

(7)           the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

(8)           the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities of the series, the dates on which we will be obligated to pay any such interest, the regular record dates, if any, for the determination of the persons to whom we will be obligated to pay such interest;

(9)           the place or places where the principal of, and any premium, interest or other amounts payable (if any) on, the debt securities of the series will be payable or where the holders of the debt securities may surrender debt securities for conversion or transfer;

(10)           any provisions relating to the issuance of the debt securities at an original issue discount;

(11)           the period or periods during which, the price or prices (including any premium or other amount) at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities of the series, at our option, if we have such an option;

(12)           our obligations (if any) to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities, and the price or prices at which, the period or periods within which and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities of the series pursuant to that obligation;

(13)           if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which the debt securities shall be issuable;

(14)           any events of default in lieu of or in addition to those described in this prospectus and remedies relating to such events of default;

(15)           if other than the trustee, the identity of each security registrar, transfer agent, paying agent or other agent for debt securities of the series;

(16)           the currency or currencies in which we will sell the debt securities and in which principal of, and any premium, or interest or other amounts payable (if any) on, the debt securities of the series will be denominated and payable;

(17)           whether the amount of payment of principal of, and any premium, or interest or other amounts payable (if any) on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

(18)           whether and under what circumstances we will pay any additional amounts on the debt securities to any holder who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay additional amounts, whether we will have the option, and on what terms to redeem the debt securities instead of paying the additional amounts;

(19)           if receipt of certain certificates or other documents or satisfaction of other conditions will be necessary for any purpose, including, without limitation, as a condition to the issuance of the debt securities in definitive form (whether upon original issue or upon exchange of a temporary debt security), the form and terms of such certificates, documents or conditions;

(20)           any other affirmative or negative covenant included for the benefit of the debt securities of the series;

(21)           whether the debt securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such a global security and the circumstances under which any global security may be exchanged for debt securities registered in the name of, and under which any transfer of such global security may be registered in the name of, any person other than the depositary;

(22)           whether the debt securities are defeasible;

(23)           if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or provable in bankruptcy, or, if applicable, which is convertible;

(24)           any proposed listing of the debt securities of the series on any securities exchange; and

(25)           any other specific terms of the debt securities.

Unless otherwise indicated in the prospectus supplement or term sheet relating to the debt securities, principal of and any premium or interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at the office of the trustee at its principal office. However, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register. Any payment of principal and any premium or interest required to be made on an interest payment date, redemption date or at maturity which is not a business day need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the applicable date, and no interest shall accrue for the period from and after such date.

Unless otherwise indicated in the prospectus supplement or term sheet relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $2,000 or any integral multiples of $1,000 in excess thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Debt securities may be issued under the indenture for federal income tax purposes as Original Issue Discount Securities (as defined below). Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to such securities. “Original Issue Discount Security” generally means any debt security that (i) is issued at a price lower than its principal amount (subject to a de minimus exception), (ii) does not require the payment of interest in cash or property (other than debt instruments of the issuer) at least annually throughout the term of the debt security or (iii) is issuable in exchange for property (including other debt instruments) and does not provide for adequate stated interest.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement or term sheet relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

No global security may be transferred except as a whole by a nominee of the depositary for such global security to the depositary or a nominee of the depositary and except in the circumstances described in the prospectus supplement or term sheet relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement or term sheet relating to such series.

Consolidation, Merger, Sale or Conveyance

The indenture provides that we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation, if:

•
either we are the continuing corporation, or the successor corporation expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under the indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed or observed by us; and

•
immediately after the merger or consolidation, or the sale, conveyance or lease, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing.

Modification of the Indenture

We and the trustee may modify the indenture with respect to the debt securities of any series, with or without the consent of the holders of debt securities, under certain circumstances to be described in a prospectus supplement or term sheet.

Satisfaction and Discharge of Indenture

We may terminate our obligations under the debt securities of any series, except for certain limited surviving obligations, if either all of the debt securities of such series have been delivered to the trustee for cancellation or the debt securities of such series mature within one year or may be called for redemption within one year and, among other things, we deposit with the trustee cash or appropriate government obligations sufficient for the payment of principal and interest on the debt securities of such series to maturity.

Defaults and Notice

The debt securities will contain events of default to be specified in the applicable prospectus supplement or term sheet, including, without limitation:

•
failure to pay the principal of, or premium, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

•	failure to make a payment of any interest on any debt security of such series when due and payable, which failure shall have continued for a period of 30 days; and

•	certain events of bankruptcy, insolvency or reorganization of us.

If an event of default with respect to debt securities of any series shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately.

The indenture will provide that, at any time after a declaration of acceleration with respect to the debt securities of any series as described in the preceding paragraph, the holders of a majority in principal amount of the then outstanding debt securities of such series may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing events of default with respect to the debt securities of such series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) if the Company has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances.

No such rescission shall affect any subsequent default or event of default or impair any right consequent thereto.

The indenture provides that the trustee will, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

The indenture contains a provision entitling the trustee to be offered reasonable indemnity by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions including, that the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, offered reasonable indemnity to the trustee and afford the trustee reasonable opportunity to act. Even so, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due, to require conversion of debt securities if the indenture provides for convertibility at the option of the holder and to institute suit for the enforcement of such rights.

Concerning the Trustee

The prospectus supplement or term sheet with respect to particular debt securities will identify the trustee and describe any relationship that we may have with the trustee for such debt securities.

Reports to Holders of Debt Securities

We intend to furnish to holders of debt securities all quarterly and annual reports that we furnish to holders of our common stock, and file such additional information, documents and reports as may be required by the rules and regulations prescribed from time to time by the Securities and Exchange Commission.

DESCRIPTION OF PREFERRED STOCK

Our board of directors is authorized to issue in one or more series, generally without stockholder approval, up to 1,000,000 shares of preferred stock. Undesignated shares of preferred stock can be issued with such designations, preferences, qualifications, privileges, limitations, restrictions, options, voting powers (full or limited), conversion or exchange rights and other special or relative rights as the board of directors shall from time to time fix by resolution. Thus, unless a specific stockholder approval requirement applies and subject to any statutory or contractual or other limitations as to class rights or other matters that might apply, our board of directors could authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of holders of our common stock. The prospectus supplement or term sheet relating to a series of preferred stock will set forth the dividend, voting, conversion, exchange, repurchase and redemption rights, if applicable, the liquidation preference, and other specific terms of such series of preferred stock.

            The applicable prospectus supplement or term sheet will describe the specific terms of any series of preferred stock being offered which may include:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

•	if other than the currency of the United States, the currency or currencies (including composite currencies) in which such preferred stock is denominated and in which payments will or may be payable;

•	the method by which amounts in respect of such series of preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•
whether such series of preferred stock is convertible or exchangeable and, if so, the securities or rights into which it is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected;

•	the place or places where dividends and other payments on such series of preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

As described under “Description of Depositary Shares” below, we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement or term sheet relating to the particular series of preferred stock) in a share of the particular series of preferred stock issued and deposited with a depositary.

All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be validly issued and fully paid and non-assessable.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement or term sheet, of a share of the applicable series of preferred stock.  The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.  The description set forth below and in any prospectus supplement or term sheet of certain provisions of the deposit agreement and of the depositary shares and depositary receipts is not complete. You should carefully review the prospectus supplement or term sheet and the form of deposit agreement and form of depositary receipts relating to each series of preferred stock.

General

We may, at our option, elect to have shares of any series of preferred stock be represented by depositary shares. The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement that we will enter with a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000. This bank or trust company will be considered the depositary. The prospectus supplement or term sheet relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of such series of preferred stock underlying such depositary share, to all the rights and preferences of such series of preferred stock underlying such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of such series of preferred stock described in the applicable prospectus supplement or term sheet.

Unless otherwise specified in the prospectus supplement or term sheet, a holder of depositary shares is not entitled to receive the shares of such series of preferred stock underlying the depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts. Definitive depositary receipts will thereafter be prepared without unreasonable delay.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the applicable series of preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled to such property, as nearly as practicable, in proportion to the number of depositary shares owned by the holder. However, if the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to the holders.  The amounts distributed by the depositary may be reduced by any amount required to be withheld by us or the depositary on account of taxes.

The deposit agreement also contains provisions relating to the manner in which any subscription or similar rights we offer to holders of preferred stock shall be made available to holders of depositary shares.

Conversion and Exchange

If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in the prospectus supplement or term sheet relating thereto, each record holder of depositary shares will have the right or obligation to convert or exchange such depositary shares pursuant to its terms.

Redemption of Depositary Shares

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of such series of preferred stock underlying the depositary shares. Whenever we redeem a series of preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of such series of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds we deposit with the depositary for any depositary shares which the holders fail to redeem will be returned to us after a period of two years from the date we deposit such funds.

Voting

Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of a series of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such shares of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for such series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of such series of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, as practicable, to vote the number of shares of such series of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.  If the depositary does not receive instructions from the holders of depositary shares, the depositary will abstain from voting the preferred stock that underlies these depositary shares.

Amendment of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the applicable series of preferred stock and any exchange or redemption of such series of preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

We, or at our option, the depositary, will forward to the holders of depositary shares all of our reports and communications which we are required to furnish to the holders of the series preferred stock represented by the depository receipts.

Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. Both we and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. We may terminate the deposit agreement or it may be terminated by the depositary if a period of 90 days expires after the depositary has delivered written notice to us of its election to resign and we have not appointed a successor depositary. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders of depositary receipts, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver the applicable series of preferred stock certificates, together with dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary will deliver to us all books, records, certificates evidencing the applicable series of preferred stock, depositary receipts and other documents relating to the subject matter of the deposit agreement.

DESCRIPTION OF COMMON STOCK

If we offer shares of common stock, the prospectus supplement or term sheet will set forth the number of shares offered, the public offering price, information regarding our dividend history and common stock prices as reflected on the NASDAQ Global Market or other exchange that the common stock is then listed, including a recent reported last sale price of the common stock.  Our authorized common stock currently consists of  75,000,000 shares, $.01 par value per share.

The shares of common stock offered by this prospectus will, when issued, be validly issued and fully paid and non-assessable, not subject to redemption and without preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of stock of any class or of securities convertible into stock of any class.

The following descriptions of our common stock and certain provisions of our Amended and Restated Certificate of Incorporation, as amended, and By-Laws are summaries and are not complete. You should carefully review the provisions of our Amended and Restated Certificate of Incorporation, as amended, and By-Laws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and appropriate provisions of the Delaware General Corporation Law.

Voting

Holders of common stock are entitled to one vote per share.

Dividends

Our credit facility restricts the payment of cash dividends on our common stock under certain circumstances. Any indentures for debt securities issued in the future, the terms of any preferred stock issued in the future and any credit agreements entered into in the future may also restrict or prohibit the payment of cash dividends on our common stock.

Other Provisions

Holders of common stock are entitled to share pro rata in the distribution of our assets available for such purpose in the event of our liquidation, dissolution or winding up, after payment of, or provision for, creditors and distribution of, or provision for, preferential amounts and unpaid accumulated dividends to holders of preferred stock, if any.  Holders of common stock have no preemptive rights to subscribe for any additional securities of any class which we may issue, nor is the common stock subject to calls or assessments.

Certain Statutory Provisions

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that such person became an interested stockholder, unless

•
prior to the time the interested stockholder becomes an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock; or

•
at or subsequent to the time the interested stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of the corporation’s stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, assets sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock.

DESCRIPTION OF WARRANTS TO PURCHASE COMMON STOCK,

PREFERRED STOCK OR DEPOSITARY SHARES

        The following statements with respect to the warrants to purchase common stock, preferred stock or depositary shares (the “stock warrants”) are summaries of, and subject to, the detailed provisions of a stock warrant agreement to be entered into by Presstek, Inc. and a warrant agent to be selected at the time of issue (the “stock warrant agent”), a form of which will be filed with the SEC.

General

        The stock warrants, may be issued under the stock warrant agreement independently or together with any securities offered by any prospectus supplement and may be attached to or separate from such securities. If stock warrants are offered, the prospectus supplement will describe the terms of the stock warrants, including the following:

•	the offering price, if any;
•	the number of shares of preferred stock or common stock or depositary shares purchasable upon exercise of each stock warrant and the initial price at which such shares may be purchased upon exercise;
•	if applicable, the designation and terms of the securities with which the stock warrants are issued and the number of stock warrants issued with each such security;
•	if applicable, the date on and after which the stock warrants and the related preferred stock or common stock or depositary shares will be separately transferable;
•	the date on which the right to exercise the stock warrants shall commence and the date on which such right shall expire;
•	federal income tax consequences;
•	call provisions of such stock warrants, if any;
•	anti-dilution provisions of the stock warrants, if any;
•	whether the stock warrants represented by the stock warrant certificates will be issued in registered or bearer form; and
•
any additional or other rights, preferences, privileges, limitations and restrictions relating to the stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants.

        The shares of preferred stock or common stock issuable upon the exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and non-assessable.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and we may sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as a part of units (“stock purchase units”) consisting of a stock purchase contract and either (i) senior debt securities or subordinated debt securities or (ii) debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts (“prepaid securities”) upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

        The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. Certain material federal income tax considerations applicable to the stock purchase units and stock purchase contracts will be set forth in the prospectus supplement relating thereto.

DESCRIPTION OF THE RIGHTS

General

        We may issue rights to purchase our debt securities, preferred stock, depositary shares, common stock or warrants to purchase preferred stock, depositary shares or common stock. We may issue rights independently or together with any other offered security. The rights may or may not be transferable by the recipient of the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters or stockholders providing for the underwriters to purchase any offered securities remaining unsubscribed for after the rights offering. In connection with a rights offering to our stockholders, a prospectus supplement will be distributed to our stockholders on the record date for receiving rights in the rights offering set by us.

        The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of the rights;
•	the securities for which the rights are exercisable;
•	the exercise price for the rights;
•	the number of rights issued;
•	the extent to which the rights are transferable;
•	if applicable, a discussion of the federal income tax considerations applicable to the issuance or exercise of the rights;
•	any other terms of the rights, including terms, and limitations relating to the exchange and exercise the rights;
•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

Exercise of Rights

        Each right will entitle the holder thereof of rights to purchase for cash the principal amount of debt securities, shares of preferred stock, depositary shares, common stock, warrants or any combination of those securities at the exercise price as will be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

        Rights may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and proper exercise of the rights, we will, as soon as practicable, forward the securities purchasable upon such exercise. In the event that not all of the rights issued in any offering are exercised, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

BOOK-ENTRY ISSUANCE

        Unless otherwise indicated in a prospectus supplement, the debt securities of a series offered by us will be issued in the form of one or more fully registered global securities. We anticipate that these global securities will be deposited with, or on behalf of, the Depository Trust Company and registered in the name of its nominee. Except as described below, the global securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.

        Based on information furnished by DTC, DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC was created to hold securities for institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants' accounts. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.

        Upon issuance of a global security representing offered securities, DTC will credit on its book-entry registration and transfer system the principal amount to participants' accounts. Ownership of beneficial interests in the global security will be limited to participants or to persons that hold interests through participants. Ownership of interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and the participants (with respect to the owners of beneficial interests in the global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        So long as DTC (or its nominee) is the registered holder and owner of a global security, DTC (or its nominee) will be considered, for all purposes under the applicable indenture, the sole owner and holder of the related offered securities. Except as described below, owners of beneficial interests in a global security will not:

•	be entitled to have the securities registered in their names; or
•	receive or be entitled to receive physical delivery of certificated securities in definitive form.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each debt security (“beneficial owner”) is in turn recorded on the direct and indirect participants' records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participants through which such beneficial owner entered into the action. Transfers of ownership interests in securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

        To facilitate subsequent transfers, the securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC records reflect only the identity of the direct participants to whose accounts securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

        Delivery of notice and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. consents or votes with respect to the securities. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

        Redemption proceeds, distributions and dividend payments, if any, on the securities will be made to DTC. DTC's practice is to credit direct participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee's responsibility, disbursement of such payments to direct participants is DTC's responsibility, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

        DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

        We have obtained the information in this section concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

PLAN OF DISTRIBUTION

        We may sell the securities through underwriters or dealers, directly to one or more purchasers or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and our net proceeds. The prospectus supplement also will include any underwriting discounts or commissions and other items constituting underwriters' compensation and will identify any securities exchanges on which the securities may be listed.

        In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

        We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement.

        We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933 (the “Securities Act”).

        In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the type of transactions involved.

        Securities may also be sold in one or more of the following transactions:

•	block transactions in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
•	a special offering, an exchange distribution or a secondary distribution in accordance with the rules of any exchange on which the securities are listed;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Unless otherwise specified in the related prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Stock Market or a stock exchange on which the common stock offered is then listed, subject (if applicable) to an official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

        If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.

        We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities, which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

        We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful.

        Underwriters, dealers and agents may engage and may in the past have engaged in transactions with or perform or have performed services for us or our affiliates, or be or have been customers of ours or our affiliates, or otherwise engage or have engaged in commercial activities with us or our affiliates, in the ordinary course of business.

LEGAL OPINIONS

The validity of the securities offered by this prospectus will be passed upon by McDermott Will & Emery LLP.  Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated balance sheets of Presstek, Inc. and subsidiaries as of January 2, 2010 and January 3, 2009, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income (loss), and cash flows for each of the fiscal years in the three-year period ended January 2, 2010, and the related consolidated financial statement schedule II and the effectiveness of internal control over financial reporting as of January 2, 2010, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, dated March 24, 2010, which reports appear in our annual report on Form 10-K for the fiscal year ended January 2, 2010 which is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the Securities being registered:

SEC registration fee	$ 2,139
Printing expenses	50,000	*
Fees and expenses of counsel	100,000	*
Fees and expenses of accountants	50,000	*
Miscellaneous	15,000	*

Total	$217,139	*

* Estimated.

ITEM 15.  Indemnification of Directors and Officers.

The Delaware General Corporation Law (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s Restated Certificate of Incorporation contains a provision which eliminates directors’ personal liability as set forth above.

The Delaware General Corporation Law (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes a corporation to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

The Company’s Amended and Restated Certificate of Incorporation, as amended, provides for indemnification to the fullest extent authorized by Section 145 of the Delaware General Corporation Law for directors, officers and employees of the Company and also to persons who are serving at the request of the Company as directors, officers or employees of other corporations (including subsidiaries); provided that, with respect to proceedings initiated by such indemnitee, indemnification shall be provided only if such proceedings were authorized by the Board of Directors. This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

The Company maintains a directors’ and officers’ liability insurance and corporate reimbursement policy insuring directors and officers against loss arising from claims made arising out of the performance of their duties.

ITEM 16.  Exhibits

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement for Debt Securities

1.2*	Form of Underwriting Agreement for Equity Securities

1.3*	Form of Underwriting Agreement for Depositary Shares, Rights, Stock Purchase Contracts or Stock Purchase Units

3.1
Amended and Restated Certificate of Incorporation of Presstek, Inc., as amended (Incorporated by reference to Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 1996.)

3.2	By-laws of Presstek, Inc. (Incorporated by reference to Exhibit 3(ii) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 1995.)

4.1**	Form of Indenture for Debt Securities

4.2*	Form of Debt Security

4.3*	Form of Deposit Agreement

4.4*	Form of Depositary Receipt

4.5*	Form of Stock Warrant Agreement

4.6*	Form of Rights Agreement

5**	Opinion of McDermott Will & Emery LLP

12**	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1**	Consent of McDermott Will & Emery LLP (included as part of Exhibit 5)

23.2**	Consent of KPMG LLP

24.1**	Powers of Attorney (included on signature pages of this registration statement)

25***	Statement of Eligibility of Trustee on Form T-1 for the Indenture for Debt Securities

 *To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.
**Filed herewith.
***To be subsequently filed by amendment, as an exhibit to a Current Report on Form 8-K, or requisite filing under the Trust Indenture Act.

ITEM 17.  Undertakings.

(a)  The undersigned Registrant hereby undertake:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to bepart of the registration statement as of the date the filed prospectus was deemed part of andincluded in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertake that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating tothe offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of theundersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containingmaterial information about the undersigned Registrant or their securities provided by or onbehalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersignedRegistrant to the purchaser.

(b) The undersigned Registrant hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “TI Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TI Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Greenwich, State of Connecticut on October 29, 2010.

                 Presstek, Inc.

                By:   /s/ Jeffrey Jacobsen
                Name:  Jeffrey Jacobsen
Title: Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey A. Cook and James R. Van Horn and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Presstek, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE(S)	DATE

/s/ Jeffrey Jacobson	Chairman, President and Chief Executive Officer	October 29, 2010
Jeffrey Jacobson	(Principal Executive Officer)

/s/ Jeffrey A. Cook
Jeffrey A. Cook	Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer) and Director	October 29, 2010

/s/ Wayne Parker
Wayne Parker	Vice President - Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	October 29, 2010

/s/ Edward E. Barr	Director	October 29, 2010
Edward E. Barr

/s/ Daniel S. Ebenstein	Director	October 29, 2010
Daniel S. Ebenstein

/s/ Stanley E. Freimuth	Director	October 29, 2010
Stanley E. Freimuth

/s/ Steven N. Rappaport	Director	October 29, 2010
Steven N. Rappaport

/s/ Donald C. Waite, III	Director	October 29, 2010
Donald C. Waite, III

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement for Debt Securities

1.2*	Form of Underwriting Agreement for Equity Securities

1.3*	Form of Underwriting Agreement for Depositary Shares, Stock Purchase Contracts or Stock Purchase Units

3.1
Amended and Restated Certificate of Incorporation of Presstek, Inc., as amended (Incorporated by reference to Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 1996.)

3.2	By-laws of Presstek, Inc. (Incorporated by reference to Exhibit 3(ii) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 1995.)

4.1**	Form of Indenture for Debt Securities

4.2*	Form of Debt Security

4.3*	Form of Deposit Agreement

4.4*	Form of Depositary Receipt

4.5*	Form of Stock Warrant Agreement

4.6*	Form of Rights Agreement

5**	Opinion of McDermott Will & Emery LLP

12**	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1**	Consent of McDermott Will & Emery LLP (included as part of Exhibit 5)

23.2**	Consent of KPMG LLP

24.1**	Powers of Attorney (included on signature pages of this registration statement)

25***	Statement of Eligibility of Trustee on Form T-1 for the Indenture for Debt Securities

 *To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.
**Filed herewith.
***To be subsequently filed by amendment, as an exhibit to a Current Report on Form 8-K, or requisite filing under the Trust Indenture Act.